U.S. Securities and Exchange Commission
Washington, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 6, 2008

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Commission File No. 000-52775

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Royal Equine Alliance Corporation

(Exact name of small business issuer as specified in its charter)

Nevada	20-4076559
State of Incorporation	IRS Employer Identification No.

269 South Beverly Drive, Suite 1222
Beverly Hills, California 90212
(Address of principal executive offices)

(310) 882-6830
(Issuer's telephone number)

Item 4.01 Changes in Registrant's Certifying Accountant.

On November 6, 2008, Chang G. Park, CPA ("CHANG G. PARK, CPA") was appointed as the independent auditor for Royal Equine Alliance Corporation (the "Company") commencing with the quarter ending September 30, 2008, and Moore & Associates Chartered. ("Moore & Associates") were dismissed as the independent auditors for the Company as of November 6, 2008. The decision to dismiss Moore & Associates auditors was approved by the Board of Directors on November 6, 2008.

The report of Moore & Associates on the financial statements for the most recent fiscal years did not contain any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for the following:

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no revenues and has generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues. Management's plans include of investing in and developing all types of businesses .

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

During the Company's most recent interim quarters of June 30, 2008 and March 31, 2008, and annual report for December 31, 2007 and 2006, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2007 and 2006 and from inception on January 10, 2006 through December 31, 2007, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-B under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company. During the Company's two most fiscal year and any subsequent interim period through the date of dismissal, there were no disagreements with Moore & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company's most recent interim quarters June 30, 2008 and March 31, 2008, and annual report for December 31, 2007 and 2006, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2007 and 2006 and from inception on January 10, 2006 through December 31, 2007, the Company did not consult with CHANG G. PARK, CPA with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B under the Exchange Act and the related instructions to Item 304 of Regulation S-B) or a "reportable event" (as such term is described in Item 304(a)(1)(v) of Regulation S-B), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

There were no consultations with CHANG G. PARK, CPA during the Company's two most fiscal year and any subsequent interim period, prior to November 6, 2008, the date upon which CHANG G. PARK, CPA was engaged.

The Company has furnished a copy of this Report to Moore & Associates and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from Moore & Associates is herby submitted as exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

           Exhibit 16.1    Letter of Moore & Associates.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Equine Alliance Corporation

Date: November 12, 2008	By:	/s/ Demitro Marianovich

Demitro Marianovich
Chief Executive Officer (Principle Executive Officer, Principle Financial Officer)